Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2013 RESULTS

•	Revenue of $489.4 million, up 19.1%

•	Double digit increase in landfill volumes drives positive organic volume growth

•	Adjusted EBITDA* of $169.4 million, or 34.6% of revenue, up 28.7%

•	GAAP EPS of $0.35 and adjusted EPS* of $0.47, up 20.5%

•	YTD net cash provided by operating activities of $255.5 million

•	YTD adjusted free cash flow* increases 18.4% to $175.7 million, or 18.7% of revenue

THE WOODLANDS, TX, July 23, 2013 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter of 2013. Revenue totaled $489.4 million, a 19.1% increase over revenue of $410.7 million in the year ago period. Operating income was $93.1 million compared to $81.7 million in the second quarter of 2012. Operating income in the current year period included approximately $13.9 million ($8.6 million net of taxes) associated with both the loss on the Company’s prior corporate office lease resulting from the relocation of our corporate headquarters from California to Texas, and a loss on disposal of assets. Adjusted EBITDA* in the second quarter of 2013 was $169.4 million, up 28.7% over adjusted EBITDA* of $131.5 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as acquisition-related costs and expenses incurred in connection with the relocation of our corporate headquarters from California to Texas, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $44.0 million, or $0.35 per share on a diluted basis of 124.1 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $42.4 million, or $0.34 per share on a diluted basis of 124.0 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $57.8 million or $0.47 per share versus $48.2 million, or $0.39 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, primarily exclude the impact of acquisition-related items such as amortization of intangibles and acquisition-related expenses, as well as both the loss on our prior corporate lease and expenses incurred in connection with the relocation of our corporate headquarters from California to Texas, all net of tax, as shown in the detailed reconciliation in the attached table.

“Favorable solid waste trends experienced earlier this year accelerated during the second quarter, resulting in revenue, adjusted EBITDA, and adjusted free cash flow all exceeding our expectations. Our solid waste business continues to benefit from an improving economy, with municipal solid waste volumes at our landfills showing the strongest year over year increases in several years, up approximately 14% in the second quarter. In addition, E&P waste activity played out about as expected in the period despite unusually wet weather in the Bakken,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.

Mr. Mittelstaedt added, “Free cash flow generation remains a hallmark of our differentiated strategy and a primary driver of shareholder value creation. As a result of our strong free cash flow during the first half of the year, we expect to pull forward up to $10 million of next year’s CNG fleet purchases into the latter part of this year to take advantage of cash tax benefits from bonus depreciation. In addition, we expect to commence construction of a new E&P waste landfill in the West Texas Permian, which should provide incremental growth into 2014.”

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the six months ended June 30, 2013, revenue was $939.3 million, a 19.3% increase over revenue of $787.2 million in the year ago period. Operating income was $180.0 million compared to $146.8 million for the same period in 2012. Adjusted EBITDA* for the six months ended June 30, 2013, was $315.4 million, up 27.3% over adjusted EBITDA* of $247.8 million in the prior year period. Net income attributable to Waste Connections for the six months ended June 30, 2013, was $85.5 million, or $0.69 per share on a diluted basis of 124.0 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $73.7 million, or $0.61 per share on a diluted basis of 120.0 million shares. Adjusted net income attributable to Waste Connections* for the six months ended June 30, 2013, was $103.5 million, or $0.84 per share, compared to $88.9 million, or $0.74 per share, in the year ago period.

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company also is a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 31 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 24th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: economic trends and the impact of such trends on our business, expectations with respect to waste volume growth, expectations with respect to E&P waste activity, the timing of completion of the integration of R360 into our business, and the timing and cost of CNG fleet purchases. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, which may reduce the anticipated benefit from acquired businesses; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (4) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (5) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (6) we may lose contracts through competitive bidding, early termination or governmental action; (7) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (8) economic downturns adversely affect operating results; (9) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (10) the E&P waste disposal business depends on oil and gas prices and the level of drilling and production activity in the basins in which we operate;(11) we have limited experience in running an E&P waste treatment, recovery and disposal business; (12) our E&P waste business is dependent upon the willingness of our customers to outsource their waste management activities; (13) changes in laws or government regulations regarding hydraulic fracturing could increase our customers’ costs of doing business and reduce oil and gas production by our customers, which could adversely impact our business; (14) our E&P waste business could be adversely affected by changes in laws regulating E&P waste; (15) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (16) increases in the price of diesel fuel may adversely affect our collection business and reduce our operating margins; (17) increases in labor and disposal and related transportation costs could impact our financial results; (18) efforts by labor unions could divert management attention and adversely affect operating results; (19) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (20) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (21) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (22) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (23) our accruals for our landfill site closure and post-closure costs may be inadequate; (24) the financial soundness of our customers could affect our business and operating results; (25) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (26) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (27) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (28) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (29) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (30) our financial results are based upon estimates and assumptions that may differ from actual results; (31) the adoption of new accounting standards or interpretations could adversely affect our financial results; (32) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; and (33) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2013

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2012	2013	2012	2013
Revenues	$410,731	$489,381	$787,161	$939,272
Operating expenses:
Cost of operations	238,427	268,484	455,107	520,447
Selling, general and administrative	44,747	52,903	95,922	106,154
Depreciation	39,846	54,766	77,018	106,414
Amortization of intangibles	6,217	6,211	11,849	12,650
Loss (gain) on disposal of assets	(243)	3,445	472	3,122
Loss on prior corporate office lease	—	10,498	—	10,498

Operating income	81,737	93,074	146,793	179,987
Interest expense	(11,829)	(18,928)	(24,114)	(37,940)
Other income (expense), net	20	(1,706)	838	(965)

Income before income tax provision	69,928	72,440	123,517	141,082
Income tax provision	(27,413)	(28,445)	(49,564)	(55,408)

Net income	42,515	43,995	73,953	85,674
Less: net income attributable to noncontrolling interests	(100)	(28)	(234)	(151)

Net income attributable to Waste Connections	$42,415	$43,967	$73,719	$85,523

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.34	$0.36	$0.62	$0.69

Diluted	$0.34	$0.35	$0.61	$0.69

Shares used in the per share calculations:
Basic	123,466,890	123,610,969	119,327,512	123,496,519

Diluted	124,027,617	124,080,423	119,952,039	123,993,311

Cash dividends per common share	$0.09	$0.10	$0.18	$0.20

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	December 31,	June 30,
	2012	2013
ASSETS
Current assets:
Cash and equivalents	$23,212	$16,212
Accounts receivable, net of allowance for doubtful accounts of $6,548 and $5,915 at December 31, 2012 and June 30, 2013, respectively	235,762	240,557
Deferred income taxes	45,798	45,005
Prepaid expenses and other current assets	57,714	30,967

Total current assets	362,486	332,741
Property and equipment, net	2,457,606	2,427,985
Goodwill	1,636,557	1,638,160
Intangible assets, net	541,908	527,149
Restricted assets	34,889	35,166
Other assets, net	42,580	43,327

	$5,076,026	$5,004,528

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$130,260	$120,503
Book overdraft	12,567	12,477
Accrued liabilities	121,829	127,177
Deferred revenue	69,930	71,049
Current portion of contingent consideration	49,018	56,856
Current portion of long-term debt and notes payable	33,968	55,319

Total current liabilities	417,572	443,381
Long-term debt and notes payable	2,204,967	2,020,384
Long-term portion of contingent consideration	30,346	24,847
Other long-term liabilities	75,129	82,153
Deferred income taxes	464,882	480,853

Total liabilities	3,192,896	3,051,618
Commitments and contingencies
Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,019,494 and 123,472,760 shares issued and outstanding at December 31, 2012 and June 30, 2013, respectively	1,230	1,235
Additional paid-in capital	779,904	785,980
Accumulated other comprehensive loss	(6,165)	(3,288)
Retained earnings	1,103,188	1,164,057

Total Waste Connections’ equity	1,878,157	1,947,984
Noncontrolling interest in subsidiaries	4,973	4,926

Total equity	1,883,130	1,952,910

	$5,076,026	$5,004,528

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2012 AND 2013

(Unaudited)

(Dollars in thousands)

	Six months ended
	June 30,
	2012	2013
Cash flows from operating activities:
Net income	$73,953	$85,674
Adjustments to reconcile net income to net cash provided by operating activities
Loss on disposal of assets	472	3,122
Depreciation	77,018	106,414
Amortization of intangibles	11,849	12,650
Deferred income taxes, net of acquisitions	12,629	14,990
Amortization of debt issuance costs	831	2,016
Equity-based compensation	10,821	7,446
Interest income on restricted assets	(212)	(196)
Interest accretion	1,750	2,533
Excess tax benefit associated with equity-based compensation	(3,283)	(2,667)
Loss on prior corporate office lease	—	10,498
Net change in operating assets and liabilities, net of acquisitions	19,112	13,043

Net cash provided by operating activities	204,940	255,523

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(150,222)	(1,181)
Proceeds from adjustment to acquisition consideration	—	18,000
Capital expenditures for property and equipment	(67,445)	(87,541)
Proceeds from disposal of assets	1,497	3,622
Increase in restricted assets, net of interest income	(577)	(81)
Other	(5,666)	(1,140)

Net cash used in investing activities	(222,413)	(68,321)

Cash flows from financing activities:
Proceeds from long-term debt	334,000	93,500
Principal payments on notes payable and long-term debt	(530,551)	(256,732)
Payment of contingent consideration	(3,849)	(2,743)
Change in book overdraft	136	(90)
Proceeds from option and warrant exercises	851	1,330
Excess tax benefit associated with equity-based compensation	3,283	2,667
Payments for repurchase of common stock	(5,233)	—
Payments for cash dividends	(21,122)	(24,654)
Tax withholdings related to net share settlements of restricted stock units	(6,010)	(5,362)
Distributions to noncontrolling interests	(94)	(198)
Debt issuance costs	(20)	(1,920)
Proceeds from common stock offering, net	369,584	—

Net cash provided by (used in) financing activities	140,975	(194,202)

Net increase (decrease) in cash and equivalents	123,502	(7,000)
Cash and equivalents at beginning of period	12,643	23,212

Cash and equivalents at end of period	$136,145	$16,212

ADDITIONAL STATISTICS

THREE AND SIX MONTHS ENDED JUNE 30, 2013

(Dollars in thousands)

Revenue Growth: The following table reflects changes in our revenue for the three months ended June 30, 2013:

Three months ended June 30, 2013
Solid Waste Internal Growth:
Core Price	2.6%
Surcharges	0.2%
Volume	0.9%
Recycling	(0.8%)

Total Solid Waste Internal Growth	2.9%
Intermodal and Other	(0.5%)
Acquisitions, net	16.7%

Total	19.1%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three and six month periods ending June 30, 2013:

	Three months ended June 30, 2013		Six months ended June 30, 2013
Solid Waste Collection	$306,472	55.1%	$599,616	56.4%
Solid Waste Disposal and Transfer	153,600	27.6%	276,371	26.0%
E&P Waste Treatment, Disposal and Recovery	66,183	11.9%	126,115	11.9%
Solid Waste Recycling	18,610	3.4%	37,404	3.5%
Intermodal and Other	11,255	2.0%	23,373	2.2%

Total before inter-company elimination	556,120	100.0%	1,062,879	100.0%
Inter-company elimination	(66,739)		(123,607)

Reported Revenue	$489,381		$939,272

Days Sales Outstanding for the three months ended June 30, 2013: 45 (32 net of deferred revenue)

Internalization for the three months ended June 30, 2013: 54%

Other Cash Flow Items:

	Three months ended June 30, 2013	Six months ended June 30, 2013
Cash Interest Paid	$24,106	$33,901
Cash Taxes Paid	$17,641	$18,340

Debt to Book Capitalization as of June 30, 2013: 52%

Share Information for the three months ended June 30, 2013:

Basic shares outstanding	123,610,969
Dilutive effect of options and warrants	191,872
Dilutive effect of restricted stock units	277,582

Diluted shares outstanding	124,080,423

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted EBITDA as income before income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on disposal of assets, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30, 2012	Three months ended June 30, 2013
Income before income tax provision	$69,928	$72,440
Plus: Interest expense	11,829	18,928
Plus: Depreciation and amortization	46,063	60,977
Plus: Closure and post-closure accretion	612	753
Plus/less: Loss (gain) on disposal of assets	(243)	3,445
Plus/less: Other expense (income), net	(20)	1,706
Adjustments:
Plus: Loss on prior corporate office lease (a)	—	10,498
Plus: Acquisition-related costs (b)	382	333
Plus: Corporate relocation expenses (c)	2,990	270

Adjusted EBITDA	$131,541	$169,350

As % of revenues	32.0%	34.6%

	Six months ended June 30, 2012	Six months ended June 30, 2013
Income before income tax provision	$123,517	$141,082
Plus: Interest expense	24,114	37,940
Plus: Depreciation and amortization	88,867	119,064
Plus: Closure and post-closure accretion	1,225	1,514
Plus: Loss on disposal of assets	472	3,122
Plus/less: Other expense (income), net	(838)	965
Adjustments:
Plus: Loss on prior corporate office lease (a)	—	10,498
Plus: Acquisition-related costs (b)	2,159	806
Plus: Corporate relocation expenses (c)	4,717	422
Plus: NEO one-time equity grants (d)	3,585	—

Adjusted EBITDA	$247,818	$315,413

As % of revenues	31.5%	33.6%

(a)	Reflects the addback of the loss on the prior corporate office lease resulting from the relocation of the Company’s corporate headquarters from California to Texas.
(b)	Reflects the addback of acquisition-related transaction costs.
(c)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(d)	Reflects the addback of one-time equity compensation expense incurred at the time the Company’s NEOs’ employment contracts were modified.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30, 2012	Three months ended June 30, 2013
Net cash provided by operating activities	$104,359	$122,565
Less: Change in book overdraft	(184)	(73)
Plus: Proceeds from disposal of assets	744	2,899
Plus: Excess tax benefit associated with equity-based compensation	278	569
Less: Capital expenditures for property and equipment	(39,492)	(50,636)
Adjustment:
Corporate office relocation, net of taxes (a)	4,240	167

Adjusted free cash flow	$69,945	$75,491

As % of revenues	17.0%	15.4%

	Six months ended June 30, 2012	Six months ended June 30, 2013
Net cash provided by operating activities	$204,940	$255,523
Plus/less: Change in book overdraft	136	(90)
Plus: Proceeds from disposal of assets	1,497	3,622
Plus: Excess tax benefit associated with equity-based compensation	3,283	2,667
Less: Capital expenditures for property and equipment	(67,445)	(87,541)
Less: Distributions to noncontrolling interests	(94)	(198)
Adjustment:
Corporate office relocation, net of taxes (a)	6,024	1,671

Adjusted free cash flow	$148,341	$175,654

As % of revenues	18.8%	18.7%

(a)	Reflects the addback of third party expenses and reimbursable advances to employees associated with the relocation of our corporate headquarters from California to Texas.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended June 30,		Six months ended June 30,
	2012	2013	2012	2013
Reported net income attributable to Waste Connections	$42,415	$43,967	$73,719	$85,523
Adjustments:
Amortization of intangibles, net of taxes (a)	3,855	3,835	7,346	7,811
Acquisition-related expenses, net of taxes (b)	237	1,248	1,338	1,540
Loss (gain) on disposal of assets, net of taxes (c)	(151)	2,127	292	1,928
Corporate relocation expenses, net of taxes (d)	1,854	167	2,924	261
Loss on prior corporate office lease, net of taxes (e)	—	6,483	—	6,483
NEO one-time equity grants, net of taxes (f)	—	—	3,315	—

Adjusted net income attributable to Waste Connections	$48,210	$57,827	$88,934	$103,546

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.34	$0.35	$0.61	$0.69

Adjusted net income	$0.39	$0.47	$0.74	$0.84

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related expenses, including transaction costs and adjustments to the fair value of contingent consideration.
(c)	Reflects the elimination of a loss (gain) on disposal of assets.
(d)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(e)	Reflects the addback of the loss on the prior corporate office lease resulting from the relocation of the Company’s corporate headquarters from California to Texas.
(f)	Reflects the addback of one-time equity compensation expense incurred at the time our NEOs’ employment contracts were modified.